Exhibit 99.B

Anasazi Partners III, LLC

Manager: C.P. Baker, LLC

Anasazi Partners III Offshore, Ltd.

Manager: C.P. Baker, LLC

Directors: Christopher P. Baker, Robin J. Bedford, Derek H.L. Buntain